Exhibit 99.1

Press Release

AVIS BUDGET GROUP COMPLETES
ASSET-BACKED CONDUIT FINANCING RENEWAL
AND AMENDMENT TO SENIOR CREDIT FACILITIES

Parsippany, N.J., December 23, 2008– Avis Budget Group, Inc. (NYSE: CAR), a leading provider of vehicle rental services, today announced that it has completed the renewal of its principal asset-backed bank conduit facility and its seasonal conduit facility, which are used to finance cars for its rental fleet.  The facilities provide for $1.35 billion and $1.1 billion of financing, respectively.

The principal conduit facility has been extended through December 22, 2009, and the seasonal conduit facility will have a final maturity in November 2009 following 25% reductions in borrowing capacity in each of September and October.  The initial borrowing spreads for these annually renewing facilities are unchanged from the levels established in connection with the extension of the principal conduit facility in October.

The Company also announced that it has completed an amendment to its senior credit facilities to replace the leverage and interest coverage ratios with a minimum EBITDA covenant.  The amendment also provides for a reduction to the revolving credit facility from $1.5 billion to $1.15 billion and a 2.5% increase in the cost of borrowings and letters of credit.   The amendment is effective as of today, subject to payment by the Company of amendment fees to lenders who consent to the amendment by December 30, 2008.

About Avis Budget Group, Inc.

Avis Budget Group is a leading provider of vehicle rental services, with operations in more than 70 countries.  Through its Avis and Budget brands, the Company is the largest general-use vehicle rental company in each of North America, Australia, New Zealand and certain other regions based on published airport statistics.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 28,000 employees.   For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.

Various risks that could cause future results to differ from those expressed by the forward looking statements included in this press release include, but are not limited to, the downturn in the U.S. economy, the high level of competition in the vehicle rental industry,greater than expected cost increases for new vehicles, disposition of vehicles not covered by manufacturer repurchase programs in the used vehicle marketplace, the financial condition of the auto manufacturers that supply our rental vehicles which could impact their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, a downturn in airline passenger traffic, an occurrence or threat of terrorism, our requirement for substantial capital, a disruption in our ability to obtain financing for our operations, our ability to meet the financial covenants contained in our senior credit facilities, any additional significant increase in interest rates or borrowing costs, fluctuations related to the mark-to-market of derivatives which hedge our exposure to interest rates and fuel costs, the Company’s ability to execute on its cost and efficiency plans and strategies, the effect of a potential delisting of our shares from the NYSE and the Company’s ability to accurately estimate its future results and implement its strategy for growth. Other unknown or unpredictable factors also could have material adverse effects on Avis Budget Group’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and in future filings with the SEC, including under headings such as "Forward-Looking Statements", “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations". Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contacts

Media Contacts:                                             Investor Contact:

John Barrows                                                 David Crowther

973-496-7865                                                 973-496-7277

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